Exhibit 99.1

VMware Announces Authorization of Stock Repurchase Program

PALO ALTO, Calif., February 29, 2012 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced that its Board of Directors has authorized the purchase of up to $600 million of its Class A common stock through the end of 2013. Stock will be purchased from time to time, in the open market or through private transactions, subject to market conditions. The Company expects the equity purchase program to help partially offset dilution from its equity programs.

The new stock repurchase authorization is in addition to the Company’s ongoing $550 million stock repurchase program, originally announced February 28, 2011.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the value of shares repurchased through our stock repurchase programs and the duration of such programs. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) fluctuations and volatility in our stock price; (ii) the level of proceeds from employee stock option exercises and our employee stock purchase plan; (iii) the impact of macroeconomic conditions on customer demand, (iv) changes in our financial condition, and (v) changes in business opportunities and priorities that could cause us to consider alternative uses of cash. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436